                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               Trico Bancshares
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                                TRICO BANCSHARES
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 1995
                                   6:00 P.M.

To the Shareholders:

     The Annual Meeting of Shareholders of TriCo Bancshares, a California corporation (the "Company"), will be held on Tuesday, May 16, 1995, at 6:00 p.m., at the Park Plaza Branch of Tri Counties Bank located at 780 Mangrove Avenue, Chico, California, for the following purposes:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

          2. To approve the Company's 1995 Incentive Stock Option Plan.

          3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 1995; and

          4. To consider such other business as may properly come before the meeting.

     The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

     Section 15 of the By-Laws of the Company provides for the nomination of directors as follows:

        Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-Laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

     Only shareholders of record at the close of business on March 24, 1995, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                            By Order of the Board of Directors,

                                            Douglas F. Hignell
                                            Secretary
Chico, California
April 20, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT

                                       OF

                                TRICO BANCSHARES
                             15 INDEPENDENCE CIRCLE
                            CHICO, CALIFORNIA 95926

                    INFORMATION CONCERNING THE SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of TriCo Bancshares, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on March 24, 1995 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 24, 1995, there were 3,015,472 shares outstanding of the Company's Common Stock (the "Common Stock"). This Proxy Statement and the form of proxy will be first mailed to shareholders on or about April 20, 1995.

     Holders of Common Stock are entitled to one vote for each share held except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by him or her multiplied by the number of directors to be elected and he or she may cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate or candidates' names have been properly placed in nomination prior to the voting and such shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively.

     Any person giving a proxy in the form accompanying this statement has the power to revoke or suspend it prior to its exercise. Such revocation may be effected by the person who has executed such proxy taking any one of the following actions: filing a written instrument revoking said proxy with the Secretary of the Company; filing with the Secretary at the Annual Meeting a duly executed proxy bearing a later date; or attending the Annual Meeting and electing to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

     Unless marked to the contrary, proxies shall be voted to elect the nominees to the Board of Directors named herein, for approval of the Company's 1995 Incentive Stock Option Plan and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

     As of March 24, 1995, the only shareholders known by the Company to be the beneficial owners of more than five percent (5%) of the shares of the Company's Common Stock then outstanding were the TriCo Bancshares Employee Stock Ownership Plan and Trust (the "ESOP"). The following table gives stock ownership information for these five percent or greater shareholders, each current director of the Company and all officers and directors of the Company as a group:

                                                        STOCK OWNERSHIP                           STOCK OWNERSHIP
                                                         NOT INCLUDING                            INCLUDING STOCK
                                                        STOCK OWNED AS                           OWNED AS A TRUSTEE
                                                     A TRUSTEE OF THE ESOP                          OF THE ESOP
                                               ---------------------------------         ----------------------------------
                                                AMOUNT OF                                 AMOUNT OF
                                                  SHARES             PERCENT OF             SHARES              PERCENT OF
           NAME AND ADDRESS OF                 BENEFICIALLY            SHARES            BENEFICIALLY             SHARES
            BENEFICIAL OWNER                      OWNED              OUTSTANDING            OWNED               OUTSTANDING
- - -----------------------------------------      ------------          -----------         ------------           -----------
TriCo Bancshares                                  233,413(1)             7.74                233,413(1)             7.74
Employee Stock Ownership Plan and Trust
  15 Independence Circle
  Chico, CA 92926
Everett B. Beich                                   31,565(2)(3)          1.04                 31,565(2)(3)          1.04
William J. Casey                                  170,525(2)(4)          5.64                170,525(2)(4)          5.64
  660 Manzanita Court
  Suite 1
  Chico, CA 95926
DeWayne E. Caviness, M.D.                          36,952(2)(5)          1.22                 36,952(2)(5)          1.22
Craig S. Compton                                   25,625(2)(6)             *                 25,625(2)(6)             *
Richard C. Guiton                                  17,516                   *                 17,516                   *
Sankey M. Hall, Jr.                                26,189(2)(7)             *                 26,189(2)(7)             *
Douglas F. Hignell                                 28,234(8)                *                261,647(8)(15)         8.65
Brian D. Leidig                                    23,248(9)                *                 23,248(9)                *
Wendell J. Lundberg                                69,885(10)            2.32                 69,885(10)            2.32
Donald E. Murphy                                   90,527(2)(11)         3.00                 90,527(2)(11)         3.00
Rodney W. (Rick) Peterson                          84,757(2)(12)         2.80                 84,757(2)(12)         2.80
Robert H. Steveson                                 95,013(13)            3.11                328,426(13)(15)       10.85
Alex A. Vereschagin, Jr.                           37,628(2)             1.24                271,041(2)(15)         8.98
All Current Directors and Executive
  Officers as a group (19 persons)                786,326(2-14)         24.79              1,019,739(2-15)         32.15

- - ---------------
  *  Less than 1% of class.

 (1) The Employee Stock Ownership Plan and Trust Agreement provides that each participant in the ESOP shall be entitled to direct the ESOP Trustees as to the manner in which the shares allocated to the account of such participant are to be voted. As to shares which are not allocated to participants accounts, the Advisory Committee shall direct the Trustees as to how to vote such shares. As of December 31, 1994, of the 233,413 shares held by the Trust, participants in the Plan were entitled to direct the voting of 224,280 shares. Of the total, 33,006 shares had been allocated to the accounts of officers of the Company.

 (2) Includes 8,887 shares for each director other than Messrs. Casey, Guiton, Hignell, Leidig, Lundberg, Murphy, Peterson or Steveson for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (see "Compensation of Directors"). Also includes 2,800 shares for each director other than Messrs. Guiton, Hignell, Leidig, Lundberg or Steveson for which options are currently exercisable under the Company's 1993 Non-Qualified Stock Option Plan (see "Compensation of Directors").

 (3) Includes 1,744 shares held by Mr. Beich as custodian for his minor grandchildren, 498 shares owned by Mr. Beich's wife and 50 shares held by Mrs. Beich, as custodian for her minor grandchildren.

 (4) Includes the 156,649 shares owned by Mr. William Casey's parents, Donald J. and Audree Casey, as trustees of the Casey Family Trust, of which Mr. William Casey is a beneficiary. Also includes 7,887 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (see "Compensation of Directors").

 (5) Includes 860 shares held by Dr. Caviness in joint tenancy with his children.

 (6) Includes 7,390 shares held by Mr. Compton as Executor of the Estate of Gerald H. Compton.

 (7) Includes 139 shares owned by Mr. Hall's wife.

 (8) Includes 11,762 shares held by Hignell & Hignell, Inc., of which Mr. Hignell is a partner. Also includes 3,555 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan and 1,512 exercisable under the 1993 Non-Qualified Stock Option Plan (see "Compensation of Directors").

 (9) Includes 18,356 shares held by Parlay Investments, Inc., of which Mr. Leidig is President and Chief Executive Officer. Also includes 1,778 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan and 1,680 exercisable under the 1993 Non-Qualified Stock Option Plan (see "Compensation of Directors").

(10) Includes 2,887 shares held by Mr. Lundberg as custodian for his minor children.

(11) Includes (i) 7,785 shares owned by the J.H. McKnight Ranch, of which Mr. Murphy is Vice President and (ii) 57,597 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust. Also includes 3,387 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (see "Compensation of Directors").

(12) Includes 18,150 shares held by Peterson Farming, Inc., of which Mr. Peterson is President, 4,993 shares held by PM Dusters, of which Mr. Peterson is President, 4,993 shares held by Rodrick Ranch, Inc., of which Mr. Peterson is Vice President, and 4,266 shares for which options are currently exercisable under the Company's 1989 Non-Qualified Stock Option Plan (see "Compensation of Directors").

(13) Includes 317 shares held by Mr. Steveson's wife, 8 shares held by Mr. Steveson's minor son, and 8 shares held by Mr. Steveson's minor daughter. Includes 22,218 shares for which options held by Mr. Steveson are currently exercisable under the Company's 1989 Qualified Incentive Stock Option Plan and 16,800 shares under the 1993 Non-Qualified Stock Option Plan.

(14) Includes 15,774 shares held by Mrs. Jones, 12,442 shares for Mr. Taresh for which options are currently exercisable under the Company's 1989 Qualified Incentive Stock Option Plan and 5,600 shares for Mrs. Jones and 5,600 shares for Mr. Taresh under the 1993 Non-Qualified Stock Option Plan. Includes 2,800 shares held by Mrs. Jones as custodian for her grandchildren. Includes 2,800 shares for Mr. Stanberry currently exercisable under the Company's 1993 Non-Qualified Stock Option Plan. Includes 3,646 shares held by Mr. Taresh as trustee for his Father-in-law's trust.

(15) Includes 233,413 shares held by the Employee Stock Ownership Plan and Trust of which Messrs. Steveson, Hignell and Vereschagin are trustees (21,313 shares of which have been allocated to Mr. Steveson's account under the Employee Stock Ownership Plan).

     Certain members of the Board of Directors are beneficial owners of shares of Series B Preferred Stock of the Company. The following table sets forth information with respect to their beneficial ownership of Series B Preferred Stock as of March 24, 1995, as well as by the current officers and directors of the Company as a group:

                                                               NUMBER OF SHARES        PERCENT OF
                             NAME                             BENEFICIALLY OWNED         TOTAL
    ------------------------------------------------------    ------------------       ----------
    Everett B. Beich......................................            100               1.25
    William J. Casey......................................             60(1)              *
    Sankey M. Hall, Jr....................................            163               2.04
    Joan Jones............................................             16                 *
    Carroll Taresh........................................              8                 *
    All current directors and officers as a group
      (19 in number)......................................            362               4.53

- - ---------------
 *  Less than 1% of class

(1) Includes 60 shares held by Mr. Casey's mother.

             PROPOSAL NO. 1 -- ELECTION OF DIRECTORS OF THE COMPANY

     The By-Laws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the meeting and upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). In addition the By-Laws of the Company provide that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election.

     In the absence of instruction to the contrary, all proxies will be voted for the election of the following twelve (12) nominees recommended by the Board of Directors. All nominees are incumbent directors of the Company and its subsidiary, Tri Counties Bank (the "Bank"). If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the proxies may be voted in favor of any one or more of the twelve nominees named below to the exclusion of others, and in such order of preference as the Board of Directors may determine in its discretion. Except as set forth in this paragraph, the proxies solicited hereby may not be voted for the election of any person as a director who is not named in this Proxy Statement. Each person elected as a director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

     The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director:

                                                 POSITIONS AND OFFICES           DIRECTOR
           NOMINEE              AGE              HELD WITH THE COMPANY           SINCE(1)
- - ------------------------------  ---    ----------------------------------------- --------
Everett B. Beich..............  68     Vice Chairman of the Board and Director     1974
William J. Casey..............  50     Director                                    1989
DeWayne E. Caviness, M.D......  61     Director                                    1974
Craig S. Compton..............  39     Director                                    1989
Richard C. Guiton.............  61     Director                                    1994
Douglas F. Hignell............  52     Secretary and Director                      1975
Brian D. Leidig...............  55     Director                                    1989
Wendell J. Lundberg ..........  64     Director                                    1974
Donald E. Murphy..............  59     Director                                    1974
Rodney W. (Rick) Peterson.....  68     Director                                    1990
Robert H. Steveson............  58     President, Chief Executive Officer and      1975
                                         Director
Alex A. Vereschagin, Jr.......  59     Chairman of the Board and Director          1974

- - ---------------

(1) Includes the period of time during which each director was a director of the Bank prior to the formation of the Company.

     The following table sets forth certain information with respect to the executive officers of the Company and the Bank as of March 31, 1995:

                                                                                EXECUTIVE
                                           POSITIONS AND OFFICES HELD WITH       OFFICER
             NAME               AGE           THE COMPANY AND THE BANK          SINCE(1)
- - ------------------------------  ---    ---------------------------------------  ---------
Robert H. Steveson............  58     President, Chief Executive Officer and      1975
                                         Director of both the Company and the
                                         Bank
Joan Jones....................  58     Executive Vice President of the             1979
                                         Company/Executive Vice President and
                                         Chief Administrative Officer of the
                                         Bank
Carroll Taresh................  57     Executive Vice President and Chief          1988
                                         Operating Officer of the Bank
Robert M. Stanberry...........  55     Vice President and Chief Financial          1991
                                       Officer of the Company and the Bank
Glyn Bythell..................  67     Senior Vice President and Loan              1993
                                         Administrator of the Bank
John P. Dunlap................  52     Vice President and General Counsel          1994
Richard P. Smith..............  37     Vice President and Chief Information        1993
                                         Officer

- - ---------------

(1) Includes the period of time during which each executive officer served as a principal officer of the Bank.

     Each of the executive officers serves on an annual basis and must be elected by the Board of Directors annually pursuant to the By-Laws of the Company.

     No executive officer or director nominee of the Company has any arrangement or understanding with any other person pursuant to which he or she was or is to be elected as an officer or director of the Company. Mr. Steveson is the father-in-law of Richard Smith. No other executive officer or director of the Company has any family relationship with any other executive officer or director of the Company.

     The principal occupations of each director nominee and executive officer during the past five years were as follows:

     Everett B. Beich is the President and owner of Beich Company, a real estate development company.

     Glyn Bythell became Senior Vice President and Loan Administrator of the Bank on July 1, 1993. Mr. Bythell was employed by First Interstate Bank from 1957 until his retirement in 1992. During Mr. Bythell's last six years with First Interstate he served as Senior Vice President/Senior Credit Administrator of their Central Valley Division.

     William J. Casey has been a self-employed health care consultant since 1986. He serves on the Board of Summit Care Corporation of Burbank, California.

     DeWayne E. Caviness, M.D. is a physician and surgeon, a partner of the Mangrove Medical Group.

     Craig S. Compton is President, General Manager and a pilot for AVAG, Inc., an aerial application business.

     John P. Dunlap became Vice President and General Counsel in June 1994. From 1987 until May 1994, Mr. Dunlap was partner in the law firm of Dunlap & Belton, a professional corporation. Prior to 1987, Mr. Dunlap was a sole practitioner in John P. Dunlap, a law corporation.

     Richard C. Guiton is President and General Manager of Guiton's Pool Center, Inc., a swimming pool construction and supply company.

     Douglas F. Hignell is a principal, managing partner, and/or officer of Hignell & Hignell Investments and Hignell & Hignell, Inc. and its subsidiaries, Hignell & Hignell Property Management and Hignell & Hignell Realtors, real estate development, management and brokerage concerns.

     Joan Jones became Executive Vice President of the Company on December 1, 1989, and has served as Executive Vice President and Chief Administrative Officer of the Bank since 1986. Mrs. Jones served as Vice President of the Company from 1984 to 1989, Senior Vice President of the Bank from 1981 to 1986, as Vice President of the Bank from 1979 to 1981, and as Assistant Vice President of the Bank from 1975 to 1979.

     Brian D. Leidig is President and Chief Executive Officer of Parlay Investments, Inc., a privately owned real estate development and investment company.

     Wendell J. Lundberg is the owner and operator of rice and grain farming operations in Richvale, California.

     Donald E. Murphy is Vice President and General Manager of J.H. McKnight Ranch, Inc.

     Rodney W. ("Rick") Peterson is a self-employed farmer; President of Peterson Farming, Inc., Vice President of Rodrick Ranch, Inc., and President of P.M. Dusters, Inc., an agricultural flying service.

     Richard Smith became Vice President and Chief Information Officer of the Bank on November 15, 1994. Mr. Smith served as Vice President -- Supermarket Banking from June 1993 to November 1994. From 1992 to June 1993, Mr. Smith was Operations Manager at Lucky Fruit Produce. In 1991 Mr. Smith was a Systems Analyst for Safeway. Prior to that from 1980 to 1991, Mr. Smith served as Executive Vice President of JC Produce Company.

     Robert Stanberry became Vice President and Chief Financial Officer of the Company and the Bank on July 1, 1993. Mr. Stanberry served as Controller of Tri Counties Bank from May 21, 1990. From 1981 until March of 1989, Mr. Stanberry was treasurer and chief financial officer of Dole Nut Company, a food processing company. From March 1989 to March 1990, Mr. Stanberry was chief financial officer of Empire Financial Corporation, a paint manufacturer.

     Robert H. Steveson became President and Chief Executive Officer of the Bank in July 1975 and of the Company in October 1981.

     Carroll Taresh became Executive Vice President and Chief Operating Officer of the Bank in December 1989. Mr. Taresh served as Senior Vice President of the Bank from January 1989, Regional Vice President from 1986 through 1988, and Manager of the Bank's Willows Office from 1976 through 1986.

     Alex A. Vereschagin, Jr. is a self-employed farmer and General Manager of Vereschagin Oil Company, petroleum distributors; Secretary and Treasurer of Plaza Farms; a partner in the Talbot Vereschagin Ranch; President and Chief Executive Officer of Orland Orange Growers Association; and a partner in the Vereschagin Company, which engages in real estate rental.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has established a standing Audit Committee of the Company and a standing Audit Committee of the Bank. The members of both Committees are Messrs. Hall, the Chairman; Casey, Guiton, Lundberg, Murphy, Peterson and Vereschagin. The Board of Directors of the Company has not established a standing Nominating Committee. For information on the Compensation Committee, please refer to the section entitled "Report by the Compensation Committee" contained herein.

     The Audit Committee of the Company met two times during 1994. The Audit Committee of the Bank met four times during 1994. The functions of the Audit Committees of the Company and the Bank are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal audit and regulatory examinations, and to monitor the Company's and the Bank's financial and accounting organization and financial reporting.

     During the year ended December 31, 1994, the Board of Directors of the Company met on 16 occasions. The Board of Directors of the Bank held 14 meetings during the year ended December 31, 1994.

     All directors of the Company and the Bank attended at least 75% of the meetings of the Board of Directors of both the Company and the Bank and the meetings of the committees on which each director served.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the two other most highly paid executive officers, earning in excess of $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                      -----------------------
                                                           ANNUAL COMPENSATION        NUMBER OF
FISCAL                                                   ------------------------       STOCK       ALL OTHER
 YEAR             NAME            PRINCIPAL POSITION     SALARY(1)        BONUS       OPTIONS(2)    COMP.(3)
- - ------     -------------------    -------------------    ----------     ---------     ---------     ---------
1994       Robert H. Steveson     President, CEO, and   $350,000.00    $95,085.00     39,018.00     $12,169.15
1993                              Director of the        308,700.00     79,000.00     24,494.40      18,806.20
1992                              Company and Bank       294,000.00     79,000.00      4,350.00      18,758.29

1994       Carroll Taresh         Executive Vice         100,320.00     29,618.00     18,042.40      11,342.64
1993                              President and Chief     95,544.00     23,660.00     14,682.40       8,701.14
1992                              Operating Officer       91,000.08     19,347.00      3,480.00       8,323.76
                                  of the Bank

1994       Joan Jones             Executive Vice          94,500.00     27,900.00     21,374.40       9,887.14
1993                              President of the        90,000.00     22,286.00     20,014.40       9,240.49
1992                              Company/Executive       85,716.00     14,694.00      3,480.00       8,773.13
                                  Vice President and
                                  Chief Administrative
                                  Officer of the Bank

- - ---------------

(1) The named executive officers received other personal benefits from the Company in the form of payments made by the Company for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use of a Company owned automobile. Also, Carroll Taresh and Robert Steveson received a membership to the Butte Creek Country Club. The total amount of such compensation did not exceed the lessor of either $50,000 or 10 percent of the total of annual salary and bonus reported for each of the named executive officers.

(2) All stock options listed in this section were grants pursuant to the 1989 Qualified Incentive Stock Option Plan, and the 1993 Non-Qualified Stock Option Plan, as adjusted for stock dividends.

(3) All compensation under this section is comprised of two components: (a) compensation from Company contributions to the TriCo Bancshares Employee Stock Ownership Plan (the "ESOP Plan") (the amount in a participant's account generally vests over a seven-year period); and (b) interest credits on deferred compensation in 1993 pursuant to the Supplemental Executive Retirement Plan that are considered by the Securities and Exchange Commission to be at above-market rates.

     The SEC rule regarding stock option disclosure requires a tabular presentation of the total number of stock options held by executive officers at year-end, distinguishing between options that are vested, meaning exercisable now, and unvested, which means becoming exercisable at various times in the future, and including the aggregate amount by which the market value of the option shares exceeds the exercise price at the end of the fiscal year. The stock options issued to the Chief Executive Officer and the two other most highly compensated officers under the Incentive Stock Option Plan were granted for a period not to exceed ten (10) years from the date of grant. On the 1989 Qualified Incentive Stock Option Plan, the option price is $9.29 which was the fair market value of the Common Stock of the Company at the date of grant as adjusted for subsequent stock dividends. Annual installments of 20% of the total will vest on each of the first five anniversaries of the grant of the stock options, provided that vesting accelerates in the event of a change of control of the Company. The option price for the 1993 Non-Qualified Stock Option Plan is $9.83, as adjusted for subsequent stock dividends. The 1993 Plan will vest at 15% on the first anniversary, 20% on each of the following three anniversaries with 10% and 5% vesting on the final two anniversary dates.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUE

                                                      VALUE         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                    NUMBER OF        REALIZED           OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                                 SHARES ACQUIRED       UPON             AT FY-END (#)               AT FY-END (#) (1)
                                   ON EXERCISE       EXERCISE     -------------------------     -------------------------
            NAME                       (#)             (#)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- - -----------------------------    ---------------     --------     -------------------------     -------------------------
Robert H. Steveson...........             0                0              39,018/50,400                565,761/730,800
Carroll Taresh...............         5,332          119,970           18,042.40/16,800             261,614.80/243,600
Joan Jones...................         2,000           29,500           21,374.40/16,800             309,928.80/243,600

- - ---------------
(1)  Based on a fair market value of $14.50 per share as of December 31, 1994.

     The Company has no long-term incentive plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, and has no defined benefit or actuarial plan payable upon retirement.

REPORT BY THE COMPENSATION COMMITTEE

     The new SEC rules provide that the Company's Compensation Committee provide a report disclosing the specific rationale for the compensation paid to each named executive officer in the last fiscal year and explaining the relationship of compensation paid to Company performance. This report is intended to provide shareholders a sounder basis for assessing how well directors are representing their interests.

     The Company's Compensation Committee establishes the compensation plans and specific compensation levels for the President and Chief Executive Officer. No member of the Compensation Committee has any interlocking relationships as defined by the SEC. The Compensation Committee met two times in 1994 and all Committee members were in attendance.

     The Compensation Committee believes that the Chief Executive Officer's compensation should be influenced by performance of the Company. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, elements of the compensation package, such as the 1989 Qualified Incentive Stock Option Plan and 1993 Non-Qualified Stock Option Plan, are directly tied to Company performance. Stock options are granted primarily based upon the executive's ability to influence the Company's long-term growth and profitability. The Compensation Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized banks and bank holding companies and their performance.

     Mr. Steveson and the Bank are parties to an employment agreement, dated December 12, 1989 and amended as of April 9, 1991, effective as of January 1, 1991. This employment agreement is renewed for an additional five-year term on each November 1. As amended, the employment agreement provides that Mr. Steveson is paid a base annual salary of $370,000 for 1995 with annual increases thereafter as determined by mutual agreement between the Compensation Committee and Mr. Steveson. Mr. Steveson also receives an annual bonus equal to the greater of one and one-half percent (1.5%) of the Company's annual net profits after taxes or $79,000.

     Mr. Steveson also receives term life insurance equal to at least three times his base annual salary and coverage under any tax-qualified retirement plans and other benefit plans provided by the Bank in which he is eligible to participate. The Bank also provides Mr. Steveson with the use of a Company car.

     In the event Mr. Steveson is released from his duties for any reason other than cause as described under the employment agreement or if Mr. Steveson's duties change as a consequence of the merger or consolidation of the Bank or the transfer of all or substantially all of its assets, Mr. Steveson is entitled to receive the compensation to which he is entitled under the agreement for the rest of the term year plus five additional years. If Mr. Steveson had been released from his duties as of December 31, 1994, he would have been entitled to a payment of $2,127,497 under his Employment Agreement.

     The salaries for all other Company personnel are established by Mr. Steveson subject to review by the Compensation Committee. Mr. Steveson seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies. In addition, he considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

     As with the CEO, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at exercise prices not less than the fair market value of the Company's common stock on the date of the grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. Mr. Steveson views stock options as an important component of its long-term performance-based compensation philosophy.

                                            Respectfully submitted:

                                            Brian D. Leidig
                                            Sankey M. Hall, Jr.
                                            Wendell J. Lundberg
                                            Robert H. Steveson
                                            Alex A. Vereschagin, Jr.,
                                            Chairman of the Compensation
                                            Committee

COMPANY PERFORMANCE

     The SEC rules state that a line graph performance presentation be provided comparing cumulative total shareholder return with a performance indicator of the overall stock market, like the Standard & Poors 500 Stock Index, and either a nationally recognized industry index or a registrant-constructed peer group index over a minimum period of five years, or since the Company went public. The following graph demonstrates a comparison of cumulative total returns for the Company, the Standard & Poors 500 Stock Index and a Western Bank Monitor Industry Index as of December 31 for each year presented.

                                TRICO BANCSHARES
                     COMPARISON OF CUMULATIVE TOTAL RETURN
             TRICO BANCSHARES, STANDARD & POOR 500 STOCK INDEX, AND
                     WESTERN BANK MONITOR INDUSTRY INDEX(1)

                                   (GRAPH)

                                                 BILLION INDE-
      MEASUREMENT PERIOD          TRICO BANC-    PENDENT BANK
    (FISCAL YEAR COVERED)           SHARES           PROXY          S&P 500
- - -----------------------------    -------------   -------------   -------------
1989                                    100.00          100.00          100.00
1990                                    115.02           87.70           93.44
1991                                    128.47           90.69          118.02
1992                                    162.08          105.92          123.29
1993                                    272.90          126.37          131.99
1994                                    172.32          129.36          129.95

- - ---------------

(1) Source: Montgomery Securities Western Bank Monitor

COMPENSATION OF DIRECTORS

     The directors of the Company receive no compensation for attendance at meetings of the Board of Directors of the Company or any committee thereof.

     During 1994, each director of the Bank was paid $1,000 per month for his services as a director, with the Chairman of the Board being paid $1,500 per month. The Chairman of the Audit Committee is paid $1,300 per month.

     The directors are permitted to participate in the Tri Counties Bank Executive Deferred Compensation Plan. Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Executive Deferred Compensation Plan (the "Plan") for the purpose of providing the directors of the Company and the key employees of the Company and the Bank (as are designated by the Company's Board of Directors) supplemental retirement benefits. The Plan is a non-qualified, unsecured and unfunded plan. The corporate after-tax costs of the Plan are defeased through corporate-owned life insurance on the lives of the participants.

     The Plan permits participants to make salary deferral contributions of any portion of their compensation. The amount to be deferred may not be less than $2,400 per calendar year (or $200 per month for any participant who participates in the Plan for less than a calendar year). The Plan permits the employer corporation to make discretionary contributions to a participant's account and requires the employer corporation to credit to each participant's account on the last day of each year an amount equal to the difference between the amounts the corporation would have contributed for the benefit of the participant under either the ESOP Plan or the Profit Sharing Plan (the "Qualified Plans") if no deferrals had been made under this Plan and the amounts actually contributed to the Qualified Plans for such participant (the "Qualified Plan Make-Up Credit"). No discretionary employer contributions have been made to date.

     Accounts are to be credited monthly with interest based on the average daily balance of the account for such month at a rate equal to three percentage points greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding month. All of the participant's deferred compensation and interest thereon is 100% vested. Discretionary contributions and the interest thereon vest at a rate determined by the Board of Directors. Qualified Plan Make-Up Credits and interest thereon vest at a rate equal to the vesting of amounts received under the underlying Qualified Plans.

     In addition, effective September 1, 1987, the Bank adopted the Tri Counties Bank Supplemental Retirement Plan for Directors for the purpose of providing supplemental retirement benefits to the directors of the Company and the Bank who have achieved "Director Emeritus" status.

     Any outside director of the Company or the Bank who has served as a director for at least ten years is eligible to participate. The benefits are payable upon the termination of service by a director as a member of the Board of Directors, provided the director has served on the Board for at least ten full years. The amount of the supplemental retirement benefit is equal to 15 times the amount of the retainer fee paid to the director in his final year of service with the Board of Directors, which benefits are paid in 15 equal annual installments. The Plan is a nonqualified, unsecured and unfunded plan.

     At the 1989 Annual Meeting, the shareholders of the Company approved the grant of options to the twelve directors elected at that meeting under a Nonqualified Stock Option Plan (the "1989 NSOP"). Each of the twelve directors received options for 6,900 shares of the Company's Common Stock. The options in the aggregate were for 82,800 shares. Options for 20% of the total granted under the 1989 NSOP vested one year from the date of grant and an additional 20% vest each year thereafter; however, the options will all be immediately exercisable in the event of a change in the ownership of 25% or more of the stock of the Company or the Bank. The options will terminate 10 years from the date of grant. One of the directors receiving options under the 1989 NSOP, Mr. Wayne Meeks, has since died after options for only 1,200 shares had vested. Mr. Meeks' options for the remaining 5,520 shares were available for grant again and were granted at the 1991 Annual Meeting of Shareholders to Mr. Peterson (who was not a director at the time of the original grant of options in 1989). Mr. Meek's estate exercised 1,200 options on January 7, 1993. Also, Mr. Robert J. Stern died after only 3,174 shares had vested. Mr. Stern's estate exercised 1,777 options on February 9, 1994. Mr. Stern's options for the remaining 4,761 shares remain unvested.

     At the 1993 Annual Meeting, the shareholders of the Company adopted an additional nonqualified stock option plan, the 1993 Nonqualified Stock Option Plan (the "1993 NSOP"), and granted options for 10,000 shares of the Company's Common Stock to each director elected at that meeting except Mr. Steveson who was granted options for 60,000 shares.

     Each director is entitled to exercise options for 10 percent of the total granted to such director at any time until such options expire. If the Director is still an employee or director of the Company on the following anniversaries of the date the 1993 NSOP was approved by the shareholders of the Company, an additional percentage of the total number of options granted to such director will vest and be eligible for exercise at a time thereafter until they expire as provided below. At such time as a director is no longer a director, officer, or employee of the Company for any reason, all options not vested in accordance with the following schedule shall terminate:

                                                                 PERCENT OF
                ANNIVERSARY OF                                  TOTAL OPTIONS
                EFFECTIVE DATE                                     VESTING
              -------------------                             ------------------
                 May 18, 1994                                        15%
                 May 18, 1995                                        20%
                 May 18, 1996                                        20%
                 May 18, 1997                                        20%
                 May 18, 1998                                        10%
                 May 18, 1999                                        5%

     The purchase price for shares subject to options is $11.00 per share and the purchase price must be paid to the Company at the time of exercise, in cash, or stock of the Company having a fair market value equal to the purchase price and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased. All unexercised options shall expire on May 18, 2003.

     No option granted under either the 1989 or 1993 NSOP is transferable other than by a will of the director or by the laws of dissent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an option shall be exercisable only by a director or by the director's attorney-in-fact or conservator.

OTHER TRANSACTIONS

     The Bank has made and expects to make in the future, loans in the ordinary course of its business to directors and executive officers of the Company and the Bank, and their associates, on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and such transactions did not, and it is believed will not, involve more than the normal risks of collectibility or present other unfavorable features. As of December 31, 1994, the balance due on loans to directors, officers and their affiliates was approximately $9,252,000 which represents approximately 19.2% of shareholders' equity of the Company on that date.

         PROPOSAL NO. 2 -- APPROVAL OF 1995 INCENTIVE STOCK OPTION PLAN

     The Company has for many years utilized stock options as part of its overall program of compensation. However, only 11,200 shares remain available for issuance under current plans. Accordingly, on March 14, 1995, the Board of Directors adopted the 1995 Incentive Stock Option Plan (the "1995 Plan") and voted to submit the 1995 Plan to the Company's shareholders for their consideration at the Annual Meeting. A summary of the principal features of the 1995 Plan is set forth below. The Board has reserved 150,000 shares of the Company's Common Stock for options under the Plans, which amount will be adjusted in the event of a stock dividend, stock split, recapitalization, reorganization or a similar event. Any shares made available as a result of the expiration or termination of an option will be available for further options. The 1995 Plan must be approved by shareholders of the Company owning a majority of the shares outstanding in order to be effective. The 1995 Plan, is intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the "IRC"). The 1995 Plan will be administered by a Committee of the Board of Directors of the Company (the "Committee") consisted of two or more directors who are also not employees of the Company or the Bank.

     Under the 1995 Plan, Options may be granted to such employees of the Company and the Bank, that the Committee deems to be key employees important to the future of the Company or the Bank. Options may be granted to officers but not directors who are not otherwise employees. The terms of the Options shall be determined by the Committee with the following:

           1. No option can be granted for a period to exceed ten (10) years from the date of grant.

           2. The option price cannot be less than the fair market value of the Common Stock of the Company at the date of grant.

           3. The aggregate fair market value of the stock, determined at the time an option for the stock is granted, for which incentive stock options are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000.

           4. No employee who is a 10% or greater shareholder can be granted an option unless the option price if 110% or more of the fair market value at the date of grant and the term is five years or less.

           5. An option may not be exercised unless the employee has been in the continuous employment of the Company, the Bank or any future subsidiary of the Company, for at least one year.

           6. Options are non-transferrable except by the testamentary will of the Optionee or the laws of inheritance.

           7. An option can only be exercised during the Optionee's lifetime by the Optionee or his attorney-in-fact.

           8. In the event of the Optionee's termination of employment as a result of death, or if the Optionee dies within three months of his termination of employment due to disability, the Optionee's estate may exercise the options within two years of the Optionee's death. In the event the Optionee terminates employment because of disability, the Optionee may exercise the option within one year of the termination of employment. In the event of retirement of an Optionee, the Optionee may exercise the option within three months of retirement. In all other event, the Optionee must exercise the option while still an employee.

           9. Upon exercise, the option prices can be paid in either cash or with Company Common Stock already owned by the Optionee at its fair market value at the time of payment.

          10. Optionees will have no rights as shareholders until the Options are exercised.

          11. Optionee will have no rights of continued employment as a result of being granted options.

     The Plan may be amended from time to time by the Board of Directors of the Company. No amendment can be made which increases the numbers of shares for which options can be granted, which affects the limitations described in 1 through 5 above or which otherwise is a material change in the Plan.

     Employees exercising Incentive Stock Options will have taxable income deferred until the sale of the stock purchased if they hold the stock until at least two years after the option was granted and at least one year after the transfer of shares to the employee after exercise of the option. In that event, the employee will have capital gains at the time of sale of the stock equal to the difference between the sales price and the exercise price.

     Shareholders will be asked to approve the 1995 Plan at the Annual Meeting. A favorable vote of the majority of the shares outstanding is necessary for approval.

     The Board of Directors believes that stock options play an important role in the success of the Company, and the Bank, and that this role must continue if the Company and the Bank are to continue to attract, motivate and retain the caliber of officers, directors, consultants and other key persons necessary to the future growth and success of the Company and the Bank. The Board of Directors believes that the proposed 1995 Plan will help the Company and the Bank to achieve their objectives by keeping the Company's incentive compensation program competitive with those of other financial institutions. The Board of Directors believes that the 1995 Plan is in the best interests of the Company and the Bank and the Company's shareholders and recommends that the Plan be approved.

                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, which served the Company as independent public accountants for the year ended December 31, 1994, has been selected by the Board of Directors of the Company as the Company's independent public accountants for the current year. If the firm should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. In the event ratification of the appointment of this firm is not approved by a majority of the shares present and voting, the Board of Directors will review its future selection of independent public accountants.

     Representatives from the accounting firm of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 1994, is included with this Proxy Statement. Additional copies may be obtained by writing to: Douglas F. Hignell, Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DOUGLAS F. HIGNELL, SECRETARY, TRICO BANCSHARES, 15 INDEPENDENCE CIRCLE, CHICO, CALIFORNIA 95926.

                            SHAREHOLDERS' PROPOSALS

     It is expected that the 1996 Annual Meeting of Shareholders of the Company will be held on May 21, 1996. Any proposals intended to be presented at the 1996 Annual Meeting must be received at the Company's offices on or before December 21, 1995, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                             OTHER PROPOSED ACTIONS

     The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting.

                                            By Order of the Board of Directors,

                                            Douglas F. Hignell,
                                            Secretary

Chico, California
April 20, 1995

PROXY                           TRICO BANCSHARES

                   SOLICITED BY THE BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 16, 1995

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 20, 1995, and revoking any proxy heretofore given, hereby constitutes and appoints Alex A. Vereschagin, Jr. and Robert H. Steveson, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the Park Plaza Branch of Tri Counties Bank located at 780 Mangrove Avenue, Chico, California, on Tuesday, May 16, 1995, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

              (To Be Continued and Signed on the Reverse Side.)

                                                                [X] Please mark
                                                                    your votes
                                                                      as this

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ______________
                     COMMON


1. To elect as directors the nominees set forth: Everett B. Beich, William J. Casey, DeWayne E. Caviness, M.D., Craig S. Compton, Richard C. Guiton, Douglas F. Hignell, Brian D. Leidig, Wendell J. Lundberg, Donald E. Murphy, Rodney W. (Rick) Peterson, Robert H. Steveson, Alex A. Vereschagin, Jr.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   __________________________________________________________________________

                        FOR ALL
                        nominees                    WITHHOLD
                     listed (except                 AUTHORITY
                      as indicated               to vote for all
                    to the contrary                 nominees
                         below).                     listed.
                          [ ]                          [ ]

2. To approve the Company's 1995 Incentive Stock Option Plan.

                          FOR        AGAINST         ABSTAIN
                          [ ]          [ ]             [ ]

3. To approve the proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the 1995 fiscal year of the Company.

                          FOR        AGAINST         ABSTAIN
                          [ ]          [ ]             [ ]

4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                          FOR        AGAINST         ABSTAIN
                          [ ]          [ ]             [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


                                                     DO NOT
                                                    EXPECT TO
                                                   ATTEND THIS
                         WE DO                       MEETING.
                          [ ]                          [ ]

Date: ____________________________________________________________________, 1995

________________________________________________________________________________
Signature

________________________________________________________________________________
Signature if Held Jointly

Please date and sign exactly as your name(s) appear. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.